                                                                   Exhibit 10.23


                                                                  EXECUTION COPY

          THIRD AMENDMENT, dated as of August 23, 1999 (this "Amendment"), to the Credit Agreement, dated as of November 13, 1997 (as amended by this Amendment, the First Amendment, dated as of April 21, 1998, and the Second Amendment, dated as of December 17, 1998, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ASI SOLUTIONS INCORPORATED, a Delaware corporation ("ASI"), MCLAGAN PARTNERS, INC. ("McLagan Partners", together with ASI, the "Borrowers"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

          WHEREAS, the Borrowers have requested that the Lenders amend certain terms in the Credit Agreement and in the manner provided for herein; and

          WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments, waivers and consents;

          NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

          1.   Defined Terms.  Unless otherwise defined herein, terms which are
               -------------
defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

          2.   Amendment of Subsection 1.1.  Subsection 1.1 of the Credit
               ---------------------------
Agreement is hereby amended by adding the following definition in the proper alphabetical order:

     "Long-Term Letter of Credit": the Letter of Credit dated August 23, 1999 issued by the Issuing Bank to this Agreement for the benefit of Teachers Insurance and Annuity Association of America in the initial face amount of $254,250.

          3.   Amendment to Subsection 3.1(b)(ii).  Subsection 3.1(b)(ii) is
               ----------------------------------
hereby amended by adding the following after the word "Date":

     "except for the Long-Term Letter of Credit, which shall expire no later than October 31, 2006".

          4.   Representations and Warranties.  On and as of the date hereof,
               ------------------------------
the Borrowers hereby confirm, reaffirm and restate the representations and warranties set forth in Section 4 of the Credit Agreement mutatis mutandis,
                                                          ------- --------
except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrowers hereby confirm, reaffirm and restate such representations and warranties as of such earlier date.

          5.   Effectiveness.  This Amendment shall become effective as of the
               -------------
date first written above upon receipt by the Administrative Agent (a) of counterparts of this Amendment duly executed by the Borrowers and each Lender,
(b) a Cash Collateral Agreement, substantially in the form attached hereto as Exhibit A, duly executed by the Borrower and the Administrative Agent (the "Cash Collateral Agreement") and (c) evidence satisfactory to the Administrative Agent that at least $158,000 shall have been deposited in cash in the Cash Collateral Account established pursuant to the Cash Collateral Agreement.

          6.   Continuing Effect; No Other Amendments.  Except as expressly
               --------------------------------------
provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific subsection of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period.

          7.   Expenses.  The Borrowers agree to pay and reimburse the
               --------
Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          8.   Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

          9.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
               -------------
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                              ASI SOLUTIONS INCORPORATED

                              By: /s/ Michael J. Mele
                                  -----------------------------------
                                  Title: Senior Vice President & Chief
                                         Executive Officer

                              McLAGAN PARTNERS, INC.

                              By: /s/ Michael J. Mele
                                  -----------------------------------
                                  Title: Vice President

                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent and as a Lender

                              By:  /s/ Stephen Zajac
                                  -----------------------------------
                                  Title: Vice President

                              STATE STREET BANK AND TRUST COMPANY,
                              as a Lender

                              By: /s/ Ralph R. Bumbaca
                                 ------------------------------------
                                 Title: Vice President

                              EUROPEAN AMERICAN BANK, as a Lender

                              By: /s/ Anthony Tomich
                                  ------------------------------------
                                  Title: Assistant Vice President

Consented To:

C3 SOLUTIONS INCORPORATED

By: /s/ Michael J. Mele
    ---------------------------------
    Title: Treasurer

ASSESSMENT SOLUTIONS INCORPORATED

By: /s/ Michael J. Mele
    ---------------------------------
    Title: Treasurer

PROUDFOOT REPORTS INCORPORATED

By: /s/ Michael J. Mele
    ---------------------------------
    Title: Treasurer

T3 SOLUTIONS INCORPORATED

By: /s/ Michael J. Mele
    ---------------------------------
    Title: Treasurer

MCLAGAN PARTNERS INTERNATIONAL, INC.

By: /s/ Michael J. Mele
    ---------------------------------
    Title: Treasurer

MCLAGAN PARTNERS ASIA, INC.

By: /s/ Michael J. Mele
    ---------------------------------
    Title: Treasurer

                                                                       Exhibit A

          CASH COLLATERAL AGREEMENT dated as of August 23, 1999 among ASI SOLUTIONS INCORPORATED, a Delaware corporation ("ASI"), MCLAGAN PARTNERS, INC. ("McLagan Partners", together with ASI, the "Borrowers"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") for the Lenders parties to the Credit Agreement, dated as of November 13, 1997 ( as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrowers, the Administrative Agent and such Lenders.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, pursuant to the Credit Agreement, the Lenders severally have agreed to extend credit to the Borrowers upon the terms and subject to the conditions set forth in the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the effectiveness of the Third Amendment, dated as of August 23, 1999, to the Credit Agreement that the Borrower shall have executed and delivered to the Administrative Agent this Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce the Issuing Bank and the Lenders to issue the Long-Term Letter of Credit under the Credit Agreement for the account of the Borrower, the Borrower hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

          1.   Defined Terms.  (a)  Unless otherwise defined herein, terms
               -------------
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b)  The following terms shall have the following meanings:

          "Agreement":  this Cash Collateral Agreement, as the same may be
           ---------
amended, modified or otherwise supplemented from time to time.

          "Cash Collateral":  the collective reference to:
           ---------------

          (a) all cash, instruments, securities and funds deposited from time to time in the Cash Collateral Account;

          (b) all investments of funds in the Cash Collateral Account and all instruments and securities evidencing such investments; and

          (c) all interest, dividends, cash, instruments, securities and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing.

          "Cash Collateral Account": CD no. 209276665 established at the office
           -----------------------
of The Chase Manhattan Bank at 7600 Jericho Turnpike, Woodbury, New York 11797, designated "The Chase Manhattan Bank - ASI Cash Collateral Account."

          "Code": the Uniform Commercial Code from time to time in effect in
           ----
the State of New York.

          "Collateral":  the collective reference to the Cash Collateral and the
           ----------
Cash Collateral Account.

          "Obligations":  as defined in the Guarantee and Collateral Agreement.
           -----------

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.   Grant of Security Interest.  As collateral security for the
               --------------------------
prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in the Collateral.

          3.   Maintenance of Cash Collateral Account.  (a) The Cash Collateral
               --------------------------------------
Account shall be maintained until the Long-Term Letter of Credit has been terminated. Cash Collateral will be released to the Borrowers only in accordance with Section 8 below.

          (b) The Collateral shall be subject to the exclusive dominion and control of the Administrative Agent, which shall hold the Cash Collateral and administer the Cash Collateral Account subject to the terms and conditions of this Agreement. The Borrower shall have no right of withdrawal from the Cash Collateral Account nor any other right or power with respect to the Collateral, except as expressly provided herein. Without prejudice to any rights of the Administrative Agent or the Lenders as specifically set forth herein or to the right of the Administrative Agent and the Lenders to exercise other rights and remedies against the Borrowers and other collateral and guarantees, it is the express intent of the parties hereto that the Cash Collateral be utilized by the Administrative Agent in accordance with the terms hereof or to satisfy the Obligations solely in the Event of Default.

          4.   Deposit of Funds.  Upon execution and delivery of this Agreement,
               ----------------
the Borrowers shall deposit in the Cash Collateral Account immediately available funds in the amount of at least $158,000.

          5.   Representations and Warranties. The Borrowers hereby, jointly and
               ------------------------------
severally, represent and warrant that:

          (a) The Borrowers have the power and authority and the legal right to execute and deliver, to perform their respective obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary actions to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

          (b) This Agreement constitutes a legal, valid and binding obligation of the Borrowers enforceable in accordance with its terms and creates in favor of the Administrative Agent a perfected, first priority security interest in the Collateral, enforceable in accordance with its terms, except in each case as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of either of the Borrowers and will not result in the creation or imposition of any Lien on any of the properties or revenues of either of the Borrowers pursuant to any Requirement of Law or Contractual Obligation of the Borrowers, except as contemplated hereby.

          (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Borrowers), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than those which have been obtained and are in full force and effect.

          (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either of the Borrowers, threatened by or against the Borrowers or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

          6.   Covenants.  The Borrowers covenant and agree with the
               ---------
Administrative Agent that:

          (a) The Borrowers will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or
(2) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement.

          (b) The Borrowers will maintain the security interest created by this Agreement as a first, perfected security interest and defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrowers, the Borrowers will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, of financing statements under the Uniform Commercial Code.

          7.   Investment of Cash Collateral.  (a)  Subject to the provisions of
               -----------------------------
paragraph 7(b), collected funds on deposit in the Cash Collateral Account shall be invested by the Administrative Agent from time to time in certificates of deposit, time deposits or money market funds, in each case issued or offered by The Chase Manhattan Bank or its affiliates; provided, however, that so long as
                                            --------  -------
no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall make such investments at the direction of the Borrowers. All investments shall be made in the name of the Administrative Agent or a nominee of the Administrative Agent and in a manner, determined by the Administrative Agent in its sole discretion, that preserves the Administrative Agent's perfected, first priority security interest in such investments.

          (b) The Administrative Agent shall have no obligation to invest collected funds during the first night after their collection.

          (c) The Administrative Agent shall have no responsibility to the Borrowers for any loss or liability arising in respect of such investments of the Cash Collateral (including, without limitation, as a result of the liquidation of any thereof before maturity) or the Administrative Agent's liquidation of any Cash Collateral to pay any Obligations, except to the extent that such loss or liability arises from the Administrative Agent's gross negligence or willful misconduct.

          (d) The Borrowers will pay or reimburse the Administrative Agent for any and all reasonable costs, expenses and liabilities of the Administrative Agent incurred in connection with this Agreement, the maintenance and operation of the Cash Collateral Account and the investment of the Cash Collateral, including, without limitation, any investment, brokerage or placement commissions and fees reasonably incurred by the Administrative Agent in connection with the investment or reinvestment of Cash Collateral, and any investment charges or other reasonable fees of The Chase Manhattan Bank in connection with maintenance of the Cash Collateral Account.

          8.   Release of Cash Collateral. (a) Upon the renewal of each
               --------------------------
certificate of deposit in the Cash Collateral Account, the Administrative Agent shall release to the Borrowers any portion of the Cash Collateral in excess of the face value of the Long-Term Letter of Credit; provided that the
                                                  --------
Administrative Agent shall not release any such amount until the face value of the Long-Term Letter of Credit is below $158,000.

          (b) Upon any termination or cancellation of the Long-Term Letter of Credit, the Administrative Agent shall release to the Borrowers, after payment in cash of all Obligations then due and owing, all remaining Collateral in the Cash Collateral Account.

          (c) Upon the request of the Borrower and with the consent of each Lender, the Administrative Agent will release to the Borrowers any portion of the Cash Collateral in excess of the face value of the Long-Term Letter of Credit.

          9.   Remedies.  (a)  Upon the occurrence of an Event of Default, the
               --------
Administrative Agent may, without notice of any kind, except for notices required by law which may not be waived, apply the Collateral, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent in its sole discretion may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Borrowers. In addition to the rights, powers and remedies granted to it under this Agreement and in any other agreement securing, evidencing or relating to the Obligations, the Administrative Agent shall have all the rights, powers and remedies available at law, including, without limitation, the rights and remedies of a secured party under the Code. To the extent permitted by law, the Borrowers waive presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.

          (b) The Borrowers shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

          10.  Administrative Agent's Appointment as Attorney-in-Fact.  (a)  The
               ------------------------------------------------------
Borrowers hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Borrower and in the name of each Borrower or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

          (b) The Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in
Section 10(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          11.  Duty of Administrative Agent.  The Administrative Agent's sole
               ----------------------------
duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to comply with the specific duties and responsibilities set forth herein. The powers conferred on the Administrative Agent in this Agreement are solely for the protection of the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. Neither the Administrative Agent nor any Lender nor its or their directors, officers, employees or agents shall be liable for any action lawfully taken or omitted to be taken by any of them under or in connection with the Collateral or this Agreement, except for its or their gross negligence or willful misconduct.

          12.  Execution of Financing Statements.  Pursuant to Section 9-402 of
               ---------------------------------
the Code, the Borrowers authorize the Administrative Agent to file financing statements with respect to the Collateral without the signature of either of the Borrowers in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Borrowers' principal place of business and chief executive office are both located at 780 Third Avenue, New York, New York 10017.

          13.  Authority of Administrative Agent.  The Borrowers acknowledge
               ---------------------------------
that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrowers shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          14.  Notices.  All notices, requests and demands to or upon the
               -------
Administrative Agent or the Borrowers to be effective shall be in writing (or by fax confirmed in writing) and shall be deemed to have been duly given or made
(1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by fax, when sent and receipt has been confirmed, addressed to the Administrative Agent or each Borrower at its address or transmission number for notices provided in subsection 10.2 of the Credit Agreement. The Administrative Agent and the Borrowers may change their addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

          15.  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          16.  Amendments in Writing; No Waiver; Cumulative Remedies.  (a)
               -----------------------------------------------------
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrowers and the Administrative Agent, provided that any provision of this
                                            --------
Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

          (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          17.  Section Headings.  The section headings used in this Agreement
               ----------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          18.  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
successors and assigns of the Borrowers and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

          19.  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the Borrowers and the Administrative Agent have caused this Cash Collateral Agreement to be duly executed and delivered as of the date first above written.

                              ASI SOLUTIONS INCORPORATED

                              By: /s/ Michael J. Mele
                                  ----------------------------------------
                                  Title: Senior Vice President & Chief
                                         Financial Officer

                              McLAGAN PARTNERS, INC.

                              By: /s/ Michael J. Mele
                                  ----------------------------------------
                                  Title: Treasurer

                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent and as a Lender

                              By: /s/ Stephen Zajac
                                  ----------------------------------------
                                  Title: Vice President